EXHIBIT 1.1

LIGHT SCIENCES ONCOLOGY, INC.
● Shares of Common Stock
UNDERWRITING AGREEMENT
Dated: October ●, 2006

i

LIGHT SCIENCES ONCOLOGY, INC.
● Shares of Common Stock
UNDERWRITING AGREEMENT
October ●, 2006
Cowen and Company, LLC
1221 Avenue of the Americas
New York, New York 10020
Wachovia Capital Markets, LLC
375 Park Avenue
New York, New York 10152
As Representatives of the several Underwriters
Ladies and Gentlemen:
     Light Sciences Oncology, Inc., a Washington corporation (the “Company”), and LSLLC (as defined below), confirm their agreement with Cowen and Company, LLC (“Cowen”) and Wachovia Capital Markets, LLC (“Wachovia”) and each of the other Underwriters named in Exhibit A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Cowen and Wachovia are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company of a total of ● shares (the “Initial Securities”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Initial Securities set forth in said Exhibit A hereto, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of ● additional shares of Common Stock to cover over-allotments, if any. The Initial Securities to be purchased by the Underwriters and all or any part of the ● shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.” Certain terms used in this Agreement are defined in Section 15 hereof. References herein to the Company, its business, operations and other activities and other matters relating to the Company as of dates and for periods prior to October 6, 2005 (the “Spin Off Date”) shall be deemed to include the Company and its business, operations, other activities and such other matters while the Company’s business was a part of Light Sciences Corporation, a Washington corporation (“LSC”), that was merged with and into LSLLC, effective on June 30, 2006, with LSLLC being the surviving entity.
     The Company and LSLLC understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.
     The Company and the Underwriters agree that up to 5% of the Initial Securities to be purchased by the Underwriters (the “Reserved Securities”) shall be reserved for sale by the

Underwriters to the Company’s employees, business associates and related persons (the “Reserved Security Offerees”) as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the NASD and all other applicable laws, rules and regulations. To the extent that any such Reserved Securities are not orally confirmed for purchase by any such Reserved Security Offeree before 9:00 A.M. (New York City time) on October ●, 2006, such Reserved Securities may, at the sole and absolute discretion of the Representatives, be offered to the public as part of the public offering contemplated hereby or offered or sold to any other Reserved Security Offerees.
     Promptly after the execution of this Agreement, the Company will prepare and file with the Commission a prospectus in accordance with the provisions of Rule 430A and Rule 424(b). Such prospectus in the form first furnished (electronically or otherwise) to the Underwriters for use in connection with the offering of the Securities (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise) is herein called the “Prospectus.” Any Prospectus delivered to the Underwriters (electronically or otherwise) for use in connection with the offering of the Securities (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise) shall be identical to the electronically transmitted copy thereof filed with the Commission pursuant to Rule 424(b).
     Prior to the date of this Agreement (in the case of clauses (a) through (d) set forth below) and prior to (in the case of clause (e) set forth below) or concurrently with (in the case of the remaining clauses set forth below) the purchase of the Initial Securities by the Underwriters on the Closing Date referred to in Section 2(c):
(a) the Company shall have effected a five-for-eight reverse stock split (the “Stock Split”) and shall have filed an amendment to its charter (the “Stock Split Amendment”) to effect the Stock Split and to effect an amendment to Article II, Section (C)(4)(j)(i) thereof in the form heretofore provided to the Representatives;
(b) an amendment to the Investor Rights Agreement in the form heretofore provided to the Representatives shall have been executed and delivered by such persons and entities as are required, pursuant to the terms of the Investor Rights Agreement, for such amendment to be effective (the “Investors Rights Agreement Amendment”);
(c) all consents, approvals, waivers and amendments necessary under any of the Shareholder Documents (as defined below) or the Company’s charter and bylaws in connection with the Stock Split, Stock Split Amendment, Amendment and Restatement (as defined below), Stock Plan Effectiveness (as defined below), Investors Rights Agreement Amendment, Preferred Stock Conversion (as defined below), Shareholder Documents Termination (as defined below) or the sale and offering of the Securities or for the Company or LSLLC to enter into this Agreement and perform their respective obligations under this Agreement shall have been obtained and shall be in full force and effect (collectively, the “Amendments and Waivers”);
(d) an appropriate consent to the merger of LSC into LSLLC shall have been executed and delivered by the requisite parties pursuant to the Master Lease (the “Lease Consent”);

(e) the Company’s charter and by-laws shall have been amended and restated and such amended and restated charter shall have been filed with the Secretary of State of the State of Washington (collectively, the “Amendment and Restatement”);
(f) the Company’s 2005 Equity Incentive Plan described in the Statutory Prospectus and Prospectus under the caption “Management-Incentive Plans-2005 Equity Incentive Plan” (the “2005 Plan”) shall have become effective and all of the Company’s other stock option, stock purchase and other stock incentive plans shall have been terminated (collectively, the “Stock Plan Effectiveness”);
(g) all of the outstanding shares of Preferred Stock shall have automatically converted into shares of Common Stock (the “Preferred Stock Conversion”); and
(h) the Co-Sale Agreement (as defined below) and the Voting Agreement (as defined below) and the provisions of Section 4 of the Investor Rights Agreement (as defined below) shall have automatically terminated (the “Shareholder Documents Termination”).
The Stock Split, Stock Split Amendment, Amendment and Restatement, Stock Plan Effectiveness, Investors Rights Agreement Amendment, Preferred Stock Conversion, Shareholder Documents Termination, Amendments and Waivers and Lease Consent are hereinafter called, collectively, the “Pre-Closing Transactions”).
     The following terms, as used herein, have the respective meanings set forth below:
(a)	“Co-Sale Agreement” means the Right of First Refusal and Co-Sale Agreement dated October 6, 2005 among the Company, holders of its Series A Preferred Stock, LSC and certain holders of capital stock of LSC including any amendments or supplements thereto;

(b)	“Investors Rights Agreement” means the Investors Rights Agreement dated October 6, 2005 among the Company, holders of its Series A Preferred Stock and LSC, including any amendments or supplements thereto;

(c)	“Voting Agreement” means the Second Amended and Restated Voting Agreement dated December 12, 2005 among the Company, holders of its Series A Preferred Stock and LSC, including any amendments or supplements thereto; and

(d)	“Shareholder Documents” means, collectively, the Investors Rights Agreement, the Voting Agreement and the Co-Sale Agreement.
     SECTION 1. Representations and Warranties.
     (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Date referred to in Section 2(c) hereof, and as of each Option Closing Date (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

     (1) Compliance with Registration Requirements. The Securities have been duly registered under the 1933 Act pursuant to the Registration Statement. Each of the Initial Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Initial Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.
     At the respective times the Initial Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became or become effective, at each time (if any) that any Rule 430C Information shall be deemed to be part of and included in the Registration Statement, and at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, as of their respective dates, at the Closing Date (or, if any Option Securities are purchased, at the applicable Option Closing Date), or at any time when a prospectus is required by applicable law to be delivered in connection with sales of Securities (including, without limitation, pursuant to Rule 173(d)), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     Each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto or filed pursuant to Rule 424 under the 1933 Act in connection with the offering of the Securities (including, without limitation, the Prospectus and the Statutory Prospectus) complied and will comply when so filed in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and each preliminary prospectus and prospectus (including, without limitation, the Prospectus and the Statutory Prospectus) and any amendments or supplements thereto delivered to the Underwriters (electronically or otherwise) for use in connection with the offering of the Securities was and will be identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     As of the Applicable Time, neither (a) any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the Statutory Prospectus and the information included on Exhibit G hereto, all considered together (collectively, the “First General Disclosure Package”) nor (b) if applicable, any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the Statutory Prospectus and the Issuer Pricing Free Writing Prospectus, all considered together (collectively, the “Second General Disclosure Package;” the First General Disclosure Package and the Second General Disclosure Package (if any) are hereinafter called, collectively, the “General

Disclosure Packages” and, individually, a “General Disclosure Package,” provided that, if an Issuer Pricing Free Writing Prospectus is not prepared in connection with the offering contemplated by this Agreement, then all references to the “Second General Disclosure Package” shall be disregarded and all references to the “General Disclosure Packages” and any “General Disclosure Package” shall be deemed to mean the First General Disclosure Package, mutatis mutandis) nor (c) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the First General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Issuer Free Writing Prospectus delivered to the Underwriters (electronically or otherwise) for use in connection with the offering of the Securities (other than any Issuer Free Writing Prospectus that, pursuant to Rule 433, is not required to be filed with the Commission) was and will be identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     The representations and warranties set forth in the three immediately preceding paragraphs shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any General Disclosure Package made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use therein.
     The Company has made available a “bona fide electronic road show” (as defined in Rule 433(h)(5)) in compliance with Rule 433(d)(8)(ii) such that no filing with the Commission of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.
     Each Issuer Free Writing Prospectus, as of its date and at all subsequent times through the completion of the public offering and sale of the Securities, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus and any other preliminary or other prospectus relating to the offering that has not been superseded or modified.
     At the time of filing the Initial Registration Statement, any 462(b) Registration Statement and any post-effective amendments thereto and at the date hereof, the Company was not, is not and will not be an “ineligible issuer” as defined in Rule 405, in each case without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405.
     (2) Pre-Closing Transactions. The Pre-Closing Transactions have been or will be consummated, as the case may be, prior to the respective dates contemplated by the ? paragraph of this Agreement (or such earlier dates as may be contemplated by the Statutory Prospectus or Prospectus) on the terms contemplated by this Agreement, the Statutory Prospectus and the Prospectus, and the Amendments and Waivers are in full force and effect.

     (3) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the Statutory Prospectus and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.
     (4) Financial Statements. The financial statements of the Company included in the Registration Statement, the General Disclosure Packages and the Prospectus, together with the related schedules (if any) and notes, present fairly the financial position of the Company at the dates indicated and the results of operations, changes in shareholders’ equity and cash flows of the Company for the periods specified; and all such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the 1933 Act and the 1933 Act Regulations. The supporting schedules, if any, included in the Registration Statement present fairly, in accordance with GAAP, the information required to be stated therein. The information in the Statutory Prospectus and the Prospectus under the captions “Prospectus Summary—Summary Financial Data” and “Selected Financial Data” presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements of the Company included in the Registration Statement, the Statutory Prospectus and the Prospectus. The pro forma and pro forma as adjusted financial information in the Statutory Prospectus and the Prospectus and any such information in any General Disclosure Package presents fairly the information shown therein, has been properly compiled on the bases described therein, and the assumptions, if any, used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Any information contained in the Registration Statement, any General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as defined in Regulation G of the Commission) comply with Regulation G and Item 10 of Regulation S-K of the Commission, to the extent applicable.
     (5) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the Statutory Prospectus, the General Disclosure Packages and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, of the Company or in the results of operations, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company which are material with respect to the Company, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
     (6) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation under the laws of the State of Washington (there being no concept of “good standing” for corporations under the laws of the State of Washington) and has power and authority to enter into and to perform its obligations under this Agreement and the LSLLC Agreements; the Company has power and authority to own or lease its properties and to conduct its business as described in the Registration Statement, the General Disclosure Packages and the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.
     (7) Subsidiaries. The Company has no subsidiaries.
     (8) Capitalization. The authorized, issued and outstanding capital stock of the Company as of the date of this Agreement is as set forth in the column entitled “Actual” and in the corresponding line items under the caption “Capitalization” in the Statutory Prospectus and in the Prospectus and, immediately prior to the purchase of the Initial Securities by the Underwriters at the Closing Date and each Option Closing Date (if any), the authorized, issued and outstanding capital stock of the Company will be as set forth in the column entitled “Pro Forma” and in the corresponding line items under such caption (in each case except for subsequent issuances, if any, pursuant to this Agreement, pursuant to the 2005 Plan referred to in the Statutory Prospectus and in the Prospectus or pursuant to the exercise of options or warrants referred to in the Statutory Prospectus and in the Prospectus). The shares of issued and outstanding Capital Stock, options and warrants of the Company have been duly authorized and the shares of issued and outstanding Capital Stock of the Company have been validly issued and are fully paid and non-assessable; and none of the outstanding shares of Capital Stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person.
     (9) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
     (10) Authorization of Securities. The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; no holder of the Securities is or will be subject to personal liability solely by reason of being such a holder; and the issuance and sale of the Securities pursuant to this Agreement is not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person.
     (11) Description of Securities. The Common Stock, the Series A Preferred Stock, the authorized but unissued Preferred Stock, and the Company’s charter and bylaws conform in all material respects to all of the respective statements relating thereto contained in the Registration Statement, each General Disclosure Package and the Prospectus and such statements conform to the rights set forth in the respective instruments and agreements defining the same.
     (12) Absence of Defaults and Conflicts. The Company is not in violation of its Organizational Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Company Document, except (solely in the case of Company Documents other than Subject Instruments) for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Packages and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Statutory Prospectus and Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Company pursuant to, any Company Documents, except (solely in the case of Company Documents other than Subject Instruments) for such conflicts, breaches, defaults or Liens that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the Organizational Documents of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations, except for such violations of any such law, statute, rule, regulation, judgment, order, writ or decree that would not have a Material Adverse Effect.
     (13) Absence of Labor Dispute. No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent, which would reasonably be expected to result in a Material Adverse Effect.
     (14) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations under this Agreement or any of the LSLLC Agreements; the aggregate of all pending legal or governmental proceedings to which the Company is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.
     (15) Accuracy of Descriptions and Exhibits. The information in the Statutory Prospectus and in the Prospectus under the captions “Risk Factors—There is uncertainty as to the coverage that may be available and the reimbursement rates that may be established for our product candidates. Any failure to obtain third-party coverage or an adequate level of reimbursement for our product candidates will likely have a material adverse effect on our business,” “Risk Factors—The patent covering the chemical composition of talaporfin sodium has expired in the United States and most foreign countries and we will therefore have to seek to protect our product candidates through a combination of patents on other aspects of our technology, trade secrets and through non-patent methods, which may not prove effective,” “Risk Factors—Light Sciences Corporation has licensed to us all of the patents and most of the patent applications and other intellectual property that are critical to our business. Any events or circumstances that result in the termination or limitation of our rights under any of the agreements between us and Light Sciences Corporation, or under Light Sciences Corporation’s license to use talaporfin sodium, could have a material adverse effect on our business,” “Risk Factors – Following this offering, a substantial number of our shares of common stock will become available for sale in the public market, which may cause the market price of our stock to decline,” “Risk Factors—Antitakeover provisions of Washington law, our articles of incorporation and our bylaws may prevent or delay an acquisition of us that shareholders may consider favorable or may prevent or delay attempts to replace or remove our management that could be beneficial to our shareholders,” “Business—Patents and Proprietary Rights,” “Business—Technology In-Licenses and Other Agreements,” “Business—Legal Proceedings,” “Management—Board Committees and Corporate Governance,” “Management—Employment Agreements, Termination of Employment and Change-in-Control Arrangements,” “Management—Incentive Plans,” “Management—Limitations on Liability and Indemnification,” “Certain Relationships and Related Party Transactions,” “Description of Capital Stock,” “Shares Eligible for Future Sale,” and “U.S. Federal Tax Considerations for Non-U.S. Holders” and the information in the Registration Statement under Items 14 and 15, in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Company’s charter or bylaws, any Company Documents or any other documents, instruments or agreements referred to therein or summaries of legal proceedings referred to therein, is correct in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other documents, instruments or agreements required to be described or referred to in the Registration Statement, the Statutory Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.
     (16) Possession of Intellectual Property. The Company owns or possesses or has the right to use on reasonable terms all patents, patent rights, patent applications, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names and other intellectual property (collectively, “Intellectual Property”) necessary to carry on its business as described in the Statutory Prospectus and the Prospectus and as proposed to be conducted; and the Company has not received any notice and is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would result in a Material Adverse Effect. All former and current employees of the Company (and, to the Company’s knowledge, all other agents, consultants and contractors of the Company who contributed to or participated in the conception or development of the Intellectual Property for the

Company) have executed written contracts or agreements that assign to the Company all rights to any inventions, improvements, discoveries or information relating to the business of the Company, including without limitation all Intellectual Property owned, controlled by or in the possession of the Company. To the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any of the Intellectual Property by any third party, employee or former employee.
     (17) Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or other consent of any shareholder (including, without limitation, any holder of Preferred Stock) or creditor of the Company, (C) no waiver or consent under any Subject Instrument, and (D) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the execution, delivery or performance by the Company of this Agreement, for the offering, issuance, sale or delivery of the Securities hereunder, or for the consummation of any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by the Registration Statement, the General Disclosure Packages and the Prospectus, except such as have been already obtained under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations or such as may be required under state or foreign securities laws or by the NASD or the Nasdaq Global Market.
     (18) Possession of Licenses and Permits. Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, the Company possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it and the Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to possess or comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
     (19) Title to Property. The Company has good and marketable title in fee simple to all real property owned by it and good title to all other properties and assets owned by it, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Registration Statement, the General Disclosure Packages and the Prospectus or (b) do not, individually or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; all real property, buildings and other improvements, and equipment and other property held under lease or sublease by the Company is held by it under valid, subsisting and enforceable leases or subleases, as the case may be, with, solely in the case of leases or subleases relating to real property and buildings or other improvements, such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings or other improvements by the Company, and all such leases and subleases are in full force and effect; and the Company has not received any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company under any of the leases or subleases mentioned above or affecting or questioning the rights of the Company to the continued possession of the leased or subleased premises under any such lease or sublease except for such claims which, if successfully asserted against the Company, would not, individually or in the aggregate, have a Material Adverse Effect.
     (20) Investment Company Act. The Company is not, and upon the issuance and sale by the Company of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus, the Company will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the 1940 Act.
     (21) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Packages and the Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) the Company is not in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their requirements, (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company and (D) to the Company’s knowledge, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company relating to Hazardous Materials or any Environmental Laws.
     (22) Absence of Registration Rights. Except for persons entitled to registration rights under the Investors Rights Agreement (which rights have been validly waived in writing), there are no persons with registration rights or other similar rights to have any securities (debt or equity) (A) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or (B) otherwise registered by the Company under the 1933 Act. There are no persons with tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Securities by the Company pursuant to this Agreement except such rights that have been validly waived in writing.
     (23) Parties to Lock-Up Agreements. Each of the Company’s directors and officers, LSLLC and each other holder of any shares of outstanding Common Stock or other Capital Stock and each holder of any options, warrants or other securities convertible into, or exchangeable or exercisable for, Common Stock or other Capital Stock has executed and delivered to the Representatives a lock-up agreement in the form of Exhibit C hereto. Exhibit B hereto contains a true, complete and correct list of all directors and officers of the Company.
     (24) Nasdaq Global Market. The outstanding shares of Common Stock and the Securities being sold hereunder by the Company have been approved for listing, subject only to official notice of issuance, on the Nasdaq Global Market.
     (25) NASD Matters. All of the information provided to the Underwriters or to counsel for the Underwriters by the Company in connection with letters, filings or other supplemental information provided to NASD Regulation Inc. pursuant to NASD Conduct Rule 2710 or 2720 is true, complete and correct.
     (26) Tax Returns. The Company has filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof, except where the failure so to file would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, have a Material Adverse Effect.
     (27) Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged; all policies of insurance and any fidelity or surety bonds insuring the Company or its business, assets, employees, officers and directors are in full force and effect; the Company is in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.
     (28) Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (29) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act with which they are required to comply, including Section 402 related to loans.
     (30) Absence of Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.
     (31) No Right of First Refusal. Neither the Company nor any other person has any preemptive right, right of first refusal or other similar right to purchase or otherwise acquire any of the Securities to be sold by the Company to the Underwriters pursuant to this Agreement that have not been validly waived in writing.
     (32) Statistical, Demographic or Market-Related Data. Any statistical, demographic, market-related or similar data included in the Registration Statement, any General Disclosure Package or the Prospectus is based on or derived from sources that the Company believes to be reliable and accurate and all such data included in the Registration Statement, any General Disclosure Package or the Prospectus accurately reflects the materials upon which it is based or from which it was derived.
     (33) Foreign Corrupt Practices Act. Neither the Company nor, to the knowledge of the Company, any director, officer, employee or other person acting on behalf of the Company is aware of or has taken any action, directly or indirectly, that has resulted or would reasonably be likely to result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company has conducted its business in compliance with the FCPA and has instituted and maintains policies designed to ensure continued compliance therewith.
     (34) Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and regulations thereunder and, to the knowledge of the Company, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
     (35) OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering contemplated by this Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (36) Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Packages and the Prospectus, to the Company’s knowledge, the Company does not have any lending relationship or other commercial banking relationship with any bank or similar institution affiliated with any of the Underwriters, and the Company does not intend to use any of the proceeds from the sale of the Securities to repay any debt owed to any Underwriter or, to the Company’s knowledge, any affiliate of any Underwriter.
     (37) Transfer Taxes. There are no stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges payable in connection with the execution or delivery of this Agreement by the Company or the issuance or sale by the Company of the Securities to the Underwriters hereunder.
     (38) Absence of Rulemaking or Similar Proceedings. There are no rulemaking or similar proceedings before the U.S. Food and Drug Administration (“FDA”), the U.S. Department of Health and Human Services, the Centers for Medicare and Medicaid Services or any other federal, state, local or foreign governmental body having authority over the activities of the Company (each a “Governmental Authority”) known to the Company, which would reasonably be expected to result in a Material Adverse Effect.
     (39) Regulatory Authorities. Except as described in each General Disclosure Package and the Prospectus, the Company: (i) is and at all times has been in full compliance with all statutes, rules, regulations, ordinances, orders, decrees and guidances applicable to the ownership, testing, in humans or laboratory models, development, manufacture, formulation, packaging, processing, recordkeeping, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by or for the Company (“Applicable Laws”), except where the failure to so comply would not, individually or in the aggregate, result in a Material Adverse Effect; (ii) has not received any FDA Form 483 or any foreign counterpart thereof, notice of adverse finding, warning letter, clinical hold notice, untitled letter or other correspondence or notice from the FDA, any Institutional Review Board (as defined by federal regulation at 21 CFR 56.102(g)) or any other Governmental Authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”), except such FDA Forms 483 and foreign counterparts thereof, notices, letters or other correspondence alleging or asserting such noncompliance as would not, individually or in the aggregate, result in a Material Adverse Effect; (iii) possesses all Authorizations (including, without limitation, exemptions under any Investigational Device Exemption, as described at 21 CFR 812, and approvals of any Institutional Review Board) required for the conduct of the Company’s business (and such Authorizations are valid and in full force and effect) and is not in violation of any term of any such Authorizations, except where the failure to possess such Authorization or the violation of such Authorization would not, individually or in the aggregate, result in a Material Adverse Effect; (iv) has not received notice of any pending or threatened claim, suit, proceeding, clinical hold, hearing, enforcement, audit, investigation, arbitration or other action from any Governmental Authority, Institutional Review Board or other non-governmental authority alleging that any of the Company’s operations or activities is in violation of any Applicable Laws or Authorizations and the Company has no knowledge or reason to believe that any such Governmental Authority, Institutional Review Board or other non-governmental authority is considering any such claim, suit, proceeding, clinical hold, hearing, enforcement, audit, investigation, arbitration or other action, except for any such claims, suits, proceedings, clinical holds, hearings, enforcements, audits, investigations, arbitrations or other actions that would not, individually or in the aggregate, result in a Material Adverse Effect; (v) has not received notice that any Governmental Authority, Institutional Review Board or other non-governmental authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and the Company has no knowledge or reason to believe that any such Governmental Authority is considering such action, except for any such actions that would not, individually or in the aggregate, result in a Material Adverse Effect; (vi) has, or has had on its behalf, filed, declared, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as are required by any Applicable Laws or Authorizations, except where the failure to so file, declare, obtain, maintain or submit would not, individually or in the aggregate, result in a Material Adverse Effect and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission); and (vii) has not, either voluntarily or involuntarily, initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, warning, “dear doctor” letter, investigator notice, or other notice or action relating to an alleged lack of safety or efficacy of any product or product candidate, any alleged product defect, or violation of any material Applicable Laws or Authorizations and the Company is not aware of any facts that would cause the Company or LSLLC or any of its subsidiaries to initiate any such notice or action and the Company has no knowledge or reason to believe that any Governmental Authority, Institutional Review Board or other non-governmental authority intends to initiate any such notice or action, except for any such notices or actions that would not, individually or in the aggregate, result in a Material Adverse Effect. Any clinical trials conducted by or on behalf of the Company or, to the knowledge of the Company, LSLLC or any of its subsidiaries that are described in the Registration Statement, any General Disclosure Package or the Prospectus were and, if still pending, are being conducted in compliance in all material respects with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all applicable federal, state, local and foreign laws, rules and regulations, including, but not limited to, the U.S. Food, Drug and Cosmetic Act and implementing regulations at 21 C.F.R. Parts 50, 54, 56, 58 and 312. Any descriptions of studies, tests and preclinical and clinical trials, including any related results and regulatory status, contained in the Registration Statement, any General Disclosure Package or the Prospectus are, and will be, accurate and complete in all material respects. The Company is not aware of any studies, tests or trials the results of which reasonably call into question in any material respect the clinical trial results described or referred to in the Registration Statement, any General Disclosure Package or the Prospectus. Neither the Company, nor, to the knowledge of the Company, LSLLC nor any of its subsidiaries has received any notices, correspondence or other communication from the FDA, an Institutional Review Board, or other governmental agency or non-governmental authority requiring or recommending the termination, suspension or material modification of any clinical trials conducted by, or on behalf of, the Company or in which the Company has participated.
     (40) Compliance with Health Care Laws. Without limiting the generality of subsection (39) above, neither the Company nor any of its licensees (if any), nor any of its business operations, is in violation of any Health Care Laws, except where the failure to be in compliance would not, individually or in the aggregate, result in a Material Adverse Effect. For purposes of this Agreement, “Health Care Laws” means: (i) the U.S. Food, Drug and Cosmetic Act and the regulations promulgated thereunder; (ii) all federal, state, local and all foreign health care related fraud and abuse laws, including, without limitation, the U.S. Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the U.S. Stark Law (42 U.S.C. Section 1395nn), the U.S. Civil False Claims Act (31 U.S.C. Section 3729 et seq.), Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code and the regulations promulgated pursuant to such statutes; (iii) the U.S. Health Insurance Portability and Accountability Act of 1996 and the regulations promulgated thereunder and any non-U.S. counterpart thereof or other law or regulation the purpose of which is to protect the privacy of individuals; (iv) the U.S. Controlled Substances Act; (v) Titles XVIII and XIX of the U.S. Social Security Act and the regulations promulgated thereunder; (vi) the U.S. Medicare Prescription Drug, Improvement, and Modernization Act of 2003 and the regulations promulgated thereunder; (vii) the U.S. Prescription Drug Marketing Act of 1987, as amended, and the regulations promulgated thereunder; (viii) quality, safety and accreditation standards and requirements of any applicable federal, state, local or foreign laws or regulatory bodies; and (ix) any and all other applicable health care laws, regulations, manual provisions, policies and administrative guidance in any jurisdiction.
     (41) Stop Transfer Instructions. The Company has, with respect to all Common Stock (other than the Securities to be sold pursuant to this Agreement) and other Capital Stock and any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock owned or held (of record or beneficially) by any of the persons who have entered into or are required to enter into an agreement in the form of Exhibit C hereto, instructed the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period (as defined below); during the Lock-Up Period, the Company will not cause or permit any waiver, release, modification or amendment of any such stop transfer instructions or stop transfer procedures without the prior written consent of Cowen and Wachovia; and, in the event that the Lock-up Period is extended as provided in Section 3(j) below, the Company will promptly notify the transfer agent or other registrar and all of the persons who have entered into an agreement in the form of Exhibit C hereto of such extension.
     (42) LSLLC and Meiji Agreements. Each of the LSLLC Agreements is in full force and effect, has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be subject to bankruptcy, insolvency or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles. The Company and, to the knowledge of the Company, LSLLC are in compliance with their respective obligations under the LSLLC Agreements and the Meiji Agreement, and, to the knowledge of the Company, the LS11 Licensors are in compliance with all their respective obligations under the Meiji Agreement. No event or condition has occurred or exists that gives or would give (x) LSLLC the right, either immediately or with notice or passage of time or both, to terminate or limit (in whole or in part) any LSLLC Agreement or, to the knowledge of the Company, the Meiji Agreement or any rights of the Company or, to the knowledge of the Company, LSLLC thereunder, to exercise any of its remedies under any LSLLC Agreement, or to take any action that would adversely affect any rights of the Company or, to the knowledge of the Company, LSLLC under any LSLLC Agreement or that might have a Material Adverse Effect, or (y) to the knowledge of the Company, any LS11 Licensor the right, either immediately or with notice or passage of time or both, to terminate or limit (in whole or in part) any LSLLC Agreement or the Meiji Agreement or any rights of the Company or LSLLC thereunder, to exercise any of its remedies thereunder, or to take any action that would adversely affect any rights of the Company or LSLLC thereunder or that might have a Material Adverse Effect, and the Company is not aware of any facts or circumstances that could reasonably be expected to result in any of the foregoing or to give LSLLC or any LS11 Licensor any such right. The Company is in compliance with all of its obligations under the LSLLC Agreements and the Meiji Agreement and has not received any notice of default, breach or non-compliance under any LSLLC Agreement or the Meiji Agreement. To the knowledge of the Company, LSLLC is in compliance with all of its obligations under the LSLLC Agreements and the Meiji Agreement and has not received any notice of default, breach or non-compliance under any LSLLC Agreement or the Meiji Agreement.
     (b) Representations and Warranties by LSLLC. LSLLC represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Date, and as of each Option Closing Date (if any), and agrees with each Underwriter, as follows:
     (1) Compliance with Registration Requirements. At the respective times the Initial Registration Statement, any Rule 462(b) Registration Statement and any post-

effective amendments thereto became or become effective and at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, as of their respective dates, at the Closing Date (or, if any Option Securities are purchased, at the applicable Option Closing Date), or at any time when a prospectus is required by applicable law to be delivered in connection with sales of Securities (including, without limitation, pursuant to Rule 173(d)), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     As of the Applicable Time, neither any General Disclosure Package, nor any individual Issuer Limited Use Free Writing Prospectus when considered together with the First General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     The representations and warranties set forth in the two immediately preceding paragraphs shall not apply to any statements in or omissions from the Registration Statement, the Prospectus or any General Disclosure Package or any amendments or supplements thereto or any individual Issuer Limited Use Free Writing Prospectus (i) of any fact, circumstance or other matter as of a date on or after the Spin Off Date (other than facts, circumstances or other matters specifically relating to LSLLC or any of its subsidiaries, the LSLLC Agreements or the Meiji Agreement) or (ii) in any financial statements or financial information contained in the Registration Statement, the Prospectus or any General Disclosure Package or in amendments and supplements thereto or in any individual Issuer Limited Use Free Writing Prospectus.
     (2) Good Standing of the Company. LSLLC has been duly organized and is validly existing as a limited liability company under the laws of the State of Washington (there being no concept of “good standing” for limited liability companies under the laws of the State of Washington) and has power and authority to enter into and to perform its obligations under this Agreement, the LSLLC Lock-Up Agreement (as defined below), the LSLLC Agreements and the Meiji Agreement.
     (3) LSC Merger. Effective on June 30, 2006, LSC was merged with and into LSLLC, with LSLLC being the surviving entity (the “LSC Merger”). The LSLLC Merger was consummated in accordance with the laws of the State of Washington and all consents, approvals, waivers and amendments necessary to effect the LSC Merger were obtained on or prior to June 30, 2006. LSLLC was formed as a wholly owned subsidiary of LSC for the purpose of effecting the LSC Merger and conducted no business prior to the effective date of the LSC Merger. As a result of the LSC Merger and by operation of law, LSLLC has succeeded to and assumed all rights, agreements, liabilities and obligations of LSC, including, without limitation, all of LSC’s rights, agreements, liabilities, and obligations under the LSLLC Agreements and the Meiji Agreements, and, without limitation to the foregoing, all right, title and interest in and to all real, personal and intangible property owned by LSC was vested in LSLLC by operation of law, effective as of the date of the LSC Merger, without reversion or impairment. At all times from the initial incorporation of LSC until the consummation of the LSC Merger, LSC was duly organized and validly existing as a corporation under the laws of the State of Washington and had power and authority to enter into and perform its obligations under the LSLLC Agreements and the Meiji Agreement.
     (4) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by LSLLC. An agreement substantially in the form of Exhibit C hereto (the “LSLLC Lock-Up Agreement”), has been duly authorized, executed and delivered by LSLLC.
     (5) Absence of Defaults and Conflicts. LSLLC is not in default in the performance or observance of any obligation, agreement, covenant or condition contained in any LSLLC Agreement or the Meiji Agreement. The consummation of the LSC Merger did not, and the execution, delivery and performance of this Agreement and the LSLLC Lock-Up Agreement and the consummation of the transactions contemplated herein and compliance by LSLLC with its obligations under this Agreement the LSLLC Lock-Up Agreement, the LSLLC Agreements and the Meiji Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of LSLLC or any of its subsidiaries (it being understood that, for purposes of this Section 1(b), references to “subsidiaries” of LSLLC shall not include the Company unless otherwise expressly stated) pursuant to, (x) any LSLLC Agreements or the Meiji Agreements or (y) to the knowledge of LSLLC, any other instrument or agreement to which LSLLC or any of its subsidiaries is a party or by which any of them is bound, except (solely in the case of instruments or agreements referred to in clause (y) of this paragraph) for such conflicts, breaches, defaults or liens that would not have a Material Adverse Effect, nor did or will such action result in any violation of the provisions of the Organizational Documents of LSLLC or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over LSLLC or any of its subsidiaries or any of their respective assets, properties or operations except for such violations of any such law, statute, rule, regulation, judgment, order, writ or decree that would not have a Material Adverse Effect.
     (6) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of LSLLC, threatened, against or affecting LSLLC or any of its subsidiaries or the Company which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by LSLLC of its obligations under this Agreement, the LSLLC Lock-Up Agreement, any of the LSLLC Agreements or the Meiji Agreement; the aggregate of all pending legal or governmental proceedings to which LSLLC or any of its subsidiaries or the Company is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.
     (7) Possession of Intellectual Property. LSLLC owns or possesses, or, pursuant to the Meiji License Agreement, has a valid license for and the right to use, all Intellectual Property (a) that the Registration Statement, the General Disclosure Packages and the Prospectus indicate has been licensed or sublicensed, as the case may be, by LSLLC to the Company (“LSLLC Intellectual Property”) (except to the extent that LSLLC may not have a right to use any LSLLC Intellectual Property by virtue of the fact that LSLLC has given the Company an exclusive license or sublicense, as the case may be, to use such LSLLC Intellectual Property pursuant to the LSLLC Agreements), or (b) that, to the knowledge of LSLLC, is necessary for the performance by LSLLC of its obligations under the LSLLC Agreements and the Meiji Agreements, and neither LSLLC nor any of its subsidiaries nor, solely for periods through the Spin-Off Date while the Company was a subsidiary of LSLLC, the Company has received any notice and neither LSLLC nor any of its subsidiaries is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any LSLLC Intellectual Property or of any facts or circumstances which would render any LSLLC Intellectual Property invalid or inadequate to protect the interest of LSLLC or its subsidiaries or the Company therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would result in a Material Adverse Effect. All former and current employees of LSLLC and its subsidiaries and, solely with respect to periods through the Spin-Off Date while the Company was a subsidiary of LSLLC, the Company (and, to the knowledge of LSLLC, all other agents, consultants and contractors of LSLLC and its subsidiaries and, solely with respect to periods through the Spin-Off Date while the Company was a subsidiary of LSLLC, the Company who contributed to or participated in the conception or development of any LSLLC Intellectual Property for LSLLC or its subsidiaries or, solely with respect to periods through the Spin-Off Date while the Company was a subsidiary of LSLLC, the Company) have executed written contracts or agreements that assign to LSLLC or its subsidiaries or the Company all rights to any inventions, improvements, discoveries or information relating to the business of LSLLC and its subsidiaries or the Company, including without limitation all LSLLC Intellectual Property owned, controlled by, licensed or sublicensed to or in the possession of LSLLC and its subsidiaries and the Company. To the knowledge of the LSLLC, there is no unauthorized use, infringement or misappropriation of any of the LSLLC Intellectual Property by any third party, employee or former employee.
     (8) Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or other consent of any holder of any limited liability company interests in or capital stock or other securities of LSC or LSLLC or any creditor of LSC or LSLLC, (C) no waiver or consent under any Subject Instrument, and (D) no authorization, approval, vote or other consent of any other person or entity, (x) was necessary for the LSC Merger (except such as were obtained as and when required) or (y) is necessary or required for the execution, delivery or performance by LSLLC of this Agreement or the LSLLC Lock-Up Agreement or for the consummation by LSLLC of any of the transactions contemplated by this Agreement, in each case on the terms contemplated by the Registration Statement, the General Disclosure Packages and the Prospectus.
(9) Possession of Licenses and Permits. Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, LSLLC possesses such permits, licenses, approvals, consents and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary for the performance by LSLLC of its obligations under the LSLLC Agreements and the Meiji Agreement (collectively, “LSLLC Governmental Licenses”); LSLLC is in compliance with the terms and conditions of all such LSLLC Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the LSLLC Governmental Licenses are valid and in full force and effect, except when the invalidity of such LSLLC Governmental Licenses or the failure of such LSLLC Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither LSLLC nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such LSLLC Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
(10) Investment Company Act. LSLLC is not, and upon the issuance and sale by the Company of the Securities as herein contemplated and receipt and investment of the net proceeds therefrom, LSLLC will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the 1940 Act.
(11) Tax Returns. LSLLC and its subsidiaries and, solely for periods through the Spin Off Date while the Company was a subsidiary of LSLLC, the Company have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof, except where the failure so to file would not, individually or in the aggregate, have a Material Adverse Effect, and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against any of them, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, have a Material Adverse Effect. The Company has and will have no liability for any taxes or other similar assessments, fines or penalties that are or may be payable by LSLLC or any of its subsidiaries for periods ending on or prior to the Spin Off Date.
(12) Absence of Manipulation. LSLLC has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.
(13) No Right of First Refusal. Neither LSLLC nor any of its subsidiaries has any preemptive right, right of first refusal or other similar right to purchase or otherwise acquire any of the Securities to be sold by the Company to the Underwriters pursuant to this Agreement.
(14) Regulatory Authorities. Except as described in each General Disclosure Package and the Prospectus, LSLLC and its subsidiaries and, solely for periods prior to the Spin Off Date while the Company was a subsidiary of LSLLC, the Company: (i) are and at all times have been in full compliance with all statutes, rules, regulations, ordinances, orders, decrees and guidances applicable to the ownership, testing, in humans or laboratory models, development, manufacture, formulation, packaging, processing, recordkeeping, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by or for such entity (“LSLLC Applicable Laws”), except where the failure to so comply would not, individually or in the aggregate, result in a Material Adverse Effect; (ii) have not received any FDA Form 483 or any foreign counterpart thereof, notice of adverse finding, warning letter, clinical hold notice, untitled letter or other correspondence or notice from the FDA, any Institutional Review Board (as defined by federal regulation at 21 CFR 56.102(g)) or any other Governmental Authority alleging or asserting noncompliance with any LSLLC Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such LSLLC Applicable Laws (“LSLLC Authorizations”), except such FDA Forms 483 and foreign counterparts thereof, notices, letters or other correspondence alleging or asserting such noncompliance as would not, individually or in the aggregate, result in a Material Adverse Effect; (iii) possess all LSLLC Authorizations (including, without limitation, exemptions under any Investigational Device Exemption, as described at 21 CFR 812, and approvals of any Institutional Review Board) required for the conduct of such entity’s business (and such LSLLC Authorizations are valid and in full force and effect) and are not in violation of any term of any such LSLLC Authorizations, except where the failure to possess such LSLLC Authorization or the violation of such LSLLC Authorization would not, individually or in the aggregate, result in a Material Adverse Effect; (iv) have not received notice of any pending or threatened claim, suit, proceeding, clinical hold, hearing, enforcement, audit, investigation, arbitration or other action from any Governmental Authority, Institutional Review Board or other non-governmental authority alleging that any of such entity’s operations or activities is in violation of any LSLLC Applicable Laws or LSLLC Authorizations and LSLLC has no knowledge that any such Governmental Authority, Institutional Review Board or other non-governmental authority is considering any such claim, suit, proceeding, clinical hold, hearing, enforcement, audit, investigation, arbitration or other action, except for any such claims, suits, proceedings, clinical holds, hearings, enforcements, audits, investigations, arbitrations or other actions that would not, individually or in the aggregate, result in a Material Adverse Effect; (v) have not received notice that any Governmental Authority, Institutional Review Board or other non-governmental authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any LSLLC Authorizations and

LSLLC has no knowledge or reason to believe that any such Governmental Authority is considering such action, except for any such actions that would not, individually or in the aggregate, result in a Material Adverse Effect; (vi) have, or have had on its behalf, filed, declared, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as are required by any LSLLC Applicable Laws or LSLLC Authorizations, except where the failure to so file, declare, obtain, maintain or submit would not, individually or in the aggregate, result in a Material Adverse Effect and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission); and (vii) have not, either voluntarily or involuntarily, initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, warning, “dear doctor” letter, investigator notice, or other notice or action relating to an alleged lack of safety or efficacy of any product or product candidate, any alleged product defect, or violation of any material LSLLC Applicable Laws or LSLLC Authorizations and LSLLC is not aware of any facts that would cause any such entity to initiate any such notice or action and LSLLC has no knowledge or reason to believe that any Governmental Authority, Institutional Review Board or other non-governmental authority intends to initiate any such notice or action, except for any such notices or actions that would not, individually or in the aggregate, result in a Material Adverse Effect. Any clinical trials conducted by or on behalf of LSLLC or any of its subsidiaries or, solely for periods prior to the Spin Off Date while the Company was a subsidiary of LSLLC, the Company that are described in the Registration Statement, any General Disclosure Package or the Prospectus were and, if still pending, are being conducted in compliance in all material respects with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all applicable federal, state, local and foreign laws, rules and regulations, including, but not limited to, the U.S. Food, Drug and Cosmetic Act and implementing regulations at 21 C.F.R. Parts 50, 54, 56, 58 and 312. Any descriptions of studies, tests and preclinical and clinical trials conducted by LSLLC or any of its subsidiaries or, solely for periods prior to the Spin Off Date while the Company was a subsidiary of LSLLC, the Company, including any related results and regulatory status, contained in the Registration Statement, any General Disclosure Package or the Prospectus are accurate and complete in all material respects. LSLLC is not aware of any studies, tests or trials the results of which reasonably call into question in any material respect the clinical trial results conducted prior to the Spin Off Date described or referred to in the Registration Statement, any General Disclosure Package or the Prospectus. Neither LSLLC or any of its subsidiaries or, solely for periods prior to the Spin Off Date while the Company was a subsidiary of LSLLC, the Company has received any notices, correspondence or other communication from the FDA, an Institutional Review Board, or other governmental agency or non-governmental authority requiring or recommending the termination, suspension or material modification of any clinical trials conducted by, or on behalf of, such entity or in which such entity has participated.
     (15) Compliance with Health Care Laws. Without limiting the generality of subsection (14) above, neither LSLLC nor any of its subsidiaries nor any of their respective business operations is in violation of any Health Care Laws, except where the failure to be in compliance would not, individually or in the aggregate, result in a Material Adverse Effect.
     (16) LSLLC and Meiji Agreements. Each of the LSLLC Agreements and the Meiji Agreement is in full force and effect, has been duly authorized, executed and delivered by, and is a valid and binding agreement of, LSLLC, enforceable against LSLLC in accordance with its terms, except as enforcement thereof may be subject to bankruptcy, insolvency or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles. LSLLC is in compliance with its obligations under the LSLLC Agreements and the Meiji Agreement, and, to the knowledge of the LSLLC, the LS11 Licensors are in compliance with all their respective obligations under the Meiji Agreement. No event or condition has occurred or exists that gives or would give LSLLC or, to the knowledge of LSLLC, any LS11 Licensor the right, either immediately or with notice or passage of time or both, to terminate or limit (in whole or in part) any LSLLC Agreement or the Meiji Agreement or any rights of LSLLC or, to the knowledge of LSLLC, the Company thereunder, to exercise any of its remedies thereunder, or to take any action that would adversely affect any rights of LSLLC or, to the knowledge of LSLLC, the Company thereunder or that might have a Material Adverse Effect, and LSLLC is not aware of any facts or circumstances that could reasonably be expected to result in any of the foregoing or to give LSLLC or any LS11 Licensor any such right. Each of LSLLC and, to the knowledge of LSLLC, the Company is in compliance with all of its respective obligations under the LSLLC Agreements and the Meiji Agreement, and neither LSLLC nor any of its subsidiaries nor, solely for periods prior to the Spin-Off Date while the Company was a subsidiary of LSLLC, the Company has received any notice of default, breach or non-compliance under any LSLLC Agreement or the Meiji Agreement.
     (c) Certificates. Any certificate signed by any officer of the Company or LSLLC and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company and LSLLC, respectively to each Underwriter as to the matters covered thereby.
     SECTION 2. Sale and Delivery to Underwriters; Closing.
     (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price of $● per share (the “Purchase Price”), the number of Initial Securities set forth in Exhibit A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional Securities. The price at which the Securities shall initially be offered to the public is $● per share.
     (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase any or all of the Option Securities at a price per share equal to the Purchase Price referred to in Section 2(a) above; provided that the price per share for any Option Securities shall be reduced by an amount per share equal to any dividends or distributions declared, paid or payable by the Company on the Initial Securities but not payable on such Option Securities. The option hereby granted will expire at the close of business on the 30th day after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (an “Option Closing Date”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Date. If the option is exercised as to all or any portion of the Option Securities, the Company will sell to the Underwriters that number of Option Securities then being purchased and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Exhibit A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.
     (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Perkins Coie LLP, 1201 Third Avenue, Suite 4800, Seattle, Washington 98101, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (New York time) on October ●, 2006 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Date”).
     In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Option Closing Date as specified in the notice from the Representatives to the Company.
     Payment shall be made to the Company by wire transfer of immediately available funds to a single bank account designated by the Company, in each case against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Each of Cowen and Wachovia, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or the relevant Option Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.
     (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Date or the relevant Option Closing Date, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than noon (New York City time) on the business day prior to the Closing Date or the relevant Option Closing Date, as the case may be.
     SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:
     (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and Rule 433 and will notify the Representatives immediately, and confirm the notice in writing, (i) when the Initial Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment to the Registration Statement shall become effective, or when the Statutory Prospectus, any other preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Statutory Prospectus, any other preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Statutory Prospectus, any other of any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will make every reasonable effort to prevent the issuance of any stop order or the suspension of qualification of the Securities for offering or sale and, if any stop order is issued or suspension of qualification of the Securities for offering or sale occurs, to obtain the lifting thereof at the earliest possible moment.
     (b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to the prospectus included in the Registration Statement at the time it became effective, the Statutory Prospectus, any other preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus, whether pursuant to the 1933 Act or otherwise, and will furnish the Representatives with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

     (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus and any Issuer Free Writing Prospectuses (excluding any Exempt Electronic Road Show) prepared prior to the date of this Agreement as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, such number of copies of the documents constituting any General Disclosure Package, any Issuer Free Writing Prospectus (excluding any Exempt Electronic Road Show) prepared on or after the date of this Agreement and the Prospectus and any amendments or supplements thereto as such Underwriter may reasonably request. The Statutory Prospectus, each Issuer Free Writing Prospectus (excluding any Exempt Electronic Road Show) and the Prospectus and any amendments or supplements thereto furnished to the Underwriters was, is or will be, as the case may be, identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and the Prospectus. If at any time when a prospectus is required by the 1933 Act or the 1933 Act Regulations to be delivered in connection with sales of the Securities (including, without limitation, pursuant to Rule 172 or 173), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement any General Disclosure Package or the Prospectus in order that such General Disclosure Package on the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any General Disclosure Package or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, such General Disclosure Package or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and the Company will, subject to Section 3(b) hereof, promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
     (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the date of this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of this Agreement.
     (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
     (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Statutory Prospectus and Prospectus under “Use of Proceeds.”
     (i) Listing. The Company will use its best efforts to effect the listing of the Securities on the Nasdaq National Market.
     (j) Restriction on Sale of Securities. During the period beginning on and including the date of this Agreement through and including the date that is the 180th day after the date of this Agreement (as such period may be extended pursuant to the provisions set forth in the next sentence, the “Lock-Up Period”), the Company will not, without the prior written consent of the Representatives, directly or indirectly:
     (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock,

     (ii) file or cause the filing of any registration statement under the 1933 Act with respect to any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other Capital Stock (other than any Rule 462(b) Registration Statement filed to register Securities to be sold to the Underwriters pursuant to this Agreement), or
     (iii) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other Capital Stock, whether any transaction described above is to be settled by delivery of Common Stock, other Capital Stock, other securities, in cash or otherwise. Moreover, if:
(1) during the last 17 days of such 180 day period the Company issues an earnings release or material news or a material event relating to the Company occurs, or
(2) prior to the expiration of such 180 day period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of such 180 day period, the Lock-Up Period shall be extended and the restrictions imposed by this Section 3(j) shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the occurrence of the material news or material event, as the case may be, unless the Representatives waive, in writing, such extension.
     Notwithstanding the provisions set forth in the immediately preceding paragraph, the Company may, without the prior written consent of the Representatives:
(1) issue Securities to the Underwriters pursuant to this Agreement,
(2) issue shares, and options to purchase shares, of Common Stock pursuant to the 2005 Plan described in the Statutory Prospectus and the Prospectus under the caption “Management-Incentive Plans-2005 Equity Incentive Plan,”
(3) issue shares of Common Stock upon the exercise of (a) stock options or shares of Series A Preferred Stock or warrants described in the Statutory Prospectus and the Prospectus that are outstanding on the date of this Agreement and (b) stock options issued after the date of this Agreement under the 2005 Plan referred to in clause (2) above, and
(4) issue shares of Common Stock and securities convertible into or exchangeable or exercisable for Common Stock issued as consideration or partial consideration for the Company’s acquisition of businesses or assets or in connection with the formation of joint ventures, strategic partnerships or similar collaborations in which the Company is a partner or participant, in each case so long as the sum of (i) the number of shares of Common Stock so issued plus (ii) the number of shares of Common Stock issuable upon the conversion, exercise and exchange of all convertible, exchangeable or exercisable securities so issued does not in the aggregate exceed the number of shares of Common Stock (subject to adjustment for stock splits, stock dividends, recapitalizations and similar transactions) equal to 8% of the sum of (a) the number of shares of Common Stock outstanding as of June 30, 2006, plus (b) the number of shares of Common Stock issued and sold to the Underwriters pursuant to this Agreement (including any Option Securities issued and sold to the Underwriters);
provided that, in the case of any issuance described in clause (4) above, the recipient executes and delivers to the Representatives, acting on behalf of the Underwriters, not later than one business day prior to such issuance, a written agreement in substantially the form attached as Exhibit C hereto.
     (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act (including, without limitation, pursuant to Rule 172 or 173), will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.
     (l) Preparation of Prospectus. Immediately following the execution of this Agreement, the Company will, subject to Section 3(b) hereof, prepare the Prospectus containing the Rule 430A Information and other selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representatives and the Company may deem appropriate, and, if requested by the Representatives, will prepare the Issuer Pricing Free Writing Prospectus containing the information set forth in Exhibit G hereto and such other information as maybe required by the 1933 Act or the 1933 Act Regulations or as the Representatives and the Company may deem appropriate, and will file the Prospectus and the Issuer Pricing Free Writing Prospectus with the Commission in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and Rule 433, respectively. Any Prospectus delivered pursuant to Rule 173(d) shall be identical to the electronically transmitted copy thereof filed with the Commission pursuant to Rule 424(b).
     (m) Compliance with NASD Rules. The Company hereby agrees that it cause the Reserved Securities to be restricted as required or may be required by the NASD or the rules of the NASD from sale, transfer, assignment, pledge or hypothecation for a period of three months (or such other period as may be required by the NASD or the rules of the NASD) and to provide for such period to be extended on the same terms as the Lock-Up Period may be extended pursuant to the provisions set forth in the first paragraph of Section 3(j) hereof, provided that the Representatives shall have notified the Company as to which persons are to be subject to such restrictions. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such Securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.
     SECTION 4. Payment of Expenses.
     (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the word processing, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus, the documents constituting each General Disclosure Package and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to the investors, (vii) the word processing, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplements thereto and any Canadian “wrapper” and any supplements thereto, (viii) the fees and expenses of the transfer agent and registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities, (x) the costs and expenses of the Company relating to investor presentations on any road show undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics and any electronic road show, fees and expenses of any consultants engaged in connection with the road show presentation, travel and other transportation expenses (except for chartered aircraft, the cost and expenses of which are provided for below) and lodging expenses of the representatives and officers of the Company and any such consultants, and one-half of the costs and expenses of aircraft chartered in connection with the road show, (xi) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq Global Market, (xii) all costs and expenses of the Underwriters, including the reasonable fees and disbursements of counsel for the Underwriters, in connection with matters related to the Reserved Securities and the establishment and administration of the program for the sale of the Reserved Securities and (xiii) the disbursements of counsel for the Underwriters in connection with the copying and delivery of closing documents delivered by the Company or the Company’s accountants or counsel (including any local counsel).
     (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) or (v) hereof, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

     SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and LSLLC contained in this Agreement or in certificates of any officer of the Company or LSLLC delivered pursuant to the provisions hereof, to the performance by the Company and LSLLC of their respective covenants and other obligations hereunder, and to the following further conditions:
     (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Date (or the applicable Option Closing Date, as the case may be) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance upon Rule 424(b)(8)) and each Issuer Free Writing Prospectus required to be filed shall have been filed with the Commission in the manner and within the time period required by Rule 433, and prior to Closing Date, the Company shall have provided evidence satisfactory to the Representatives of such timely filing.
     (b) Opinion of Counsel for Company. At Closing Date, the Representative shall have received the favorable opinion, dated as of Closing Date, of Perkins Coie LLP, counsel for the Company (“Company Counsel”) and of Hunton & Williams LLP, special patent counsel to the Company (“Patent Counsel”), each in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters, to the effect set forth in Exhibits D and E, respectively, hereto and to such further effect as counsel to the Underwriters may reasonably request.
     (c) Opinion of Counsel for Underwriters. At Closing Date, the Representatives shall have received the favorable opinion, dated as of Closing Date, of Sidley Austin llp, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to the Registration Statement, the Prospectus, the General Disclosure Packages and such other matters as the Representatives may request. In giving such opinion such counsel may rely without investigation, as to all matters governed by the laws of any jurisdictions other than the law of the State of New York or the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and of public officials.
     (d) Officers’ Certificate. At Closing Date or the applicable Option Closing Date, as the case may be, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the Statutory Prospectus, the Prospectus or either General Disclosure Package (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, and, at the Closing Date, the Representatives shall have received a certificate of the President or the Chief Executive Officer of the Company and of the Chief Financial Officer of the Company, dated as of Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of Closing Date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Date under or pursuant to this Agreement, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, are contemplated by the Commission.
     (e) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated the date of this Agreement and in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement, the General Disclosure Packages (including, without limitation, the Statutory Prospectus forming a part of any General Disclosure Package) and the Prospectus (and any amendments or supplements thereto) and any Issuer Free Writing Prospectuses.
     (f) Bring-down Comfort Letter. At Closing Date, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated as of Closing Date and in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Date.
     (g) Approval of Listing. At Closing Date and each Option Closing Date, if any, the Securities to be purchased by the Underwriters at such time shall have been approved for listing on the Nasdaq Global Market, subject only to official notice of issuance.
     (h) Lock-up Agreements. Prior to the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit C hereto signed by each of the Company’s directors and officers, LSLLC and each other holder of any shares of outstanding Common Stock or other Capital Stock and each holder of any outstanding options, warrants or other securities convertible into, or exchangeable or exercisable for, Common Stock or other Capital Stock.
     (i) No Objection. Prior to the date of this Agreement, NASD Regulation Inc. shall have confirmed in writing that it has no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

     (j) Opinion of LSLLC Counsel; Certificate of LSLLC. At the Closing Date, the Representative shall have received the favorable opinion, dated as of the Closing Date, of Preston Gates & Ellis LLP, counsel to LSLLC (“LSLLC Counsel”), in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit F hereto, and to such further effect as counsel to the Underwriters may reasonably request; and, at the Closing Date, the Representatives shall have received a certificate of the President or the Chief Executive Officer of LSLLC and of the Chief Financial Officer of LSLLC, dated the Closing Date, to the effect that (i) the representations and warranties of LSLLC in this Agreement are true and correct with the same force and effect as if expressly made at and as of the Closing Date and (ii) LSLLC has complied with all agreements and satisfied all conditions on its part to be performed or satisfied as or prior to the Closing Date under or pursuant to this Agreement.
     (k) Pre-Closing Transactions. Prior to the purchase of the Initial Securities on the Closing Date, the Pre-Closing Transactions shall have been duly consummated at the respective times and on the terms contemplated by this Agreement, the General Disclosure Packages and the Prospectus and the Representatives shall have received a copy of the amended and restated charter of the Company certified by the Secretary of State of the State of Washington, the Investors Rights Agreement Amendment, the Amendments and Waivers and the Lease Consents, duly executed by the requisite parties, and such other evidence that the Pre-Closing Transactions have been consummated as the Representatives may reasonably request.
     (l) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities on any Option Closing Date that is after the Closing Date, the obligations of the several Underwriters to purchase the applicable Option Securities shall be subject to the conditions specified in the introductory paragraph of this Section 5 and to the further condition that, at the applicable Option Closing Date, the Representatives shall have received:
     (1) Officers’ Certificate. A certificate, dated such Option Closing Date, to the effect set forth in, and signed by the officers specified in, Section 5(d) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.
     (2) Opinion of Counsel for Company. The favorable opinion of Company Counsel and Patent Counsel, each in form and substance satisfactory to counsel for the Underwriters, dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinions required by Section 5(b) hereof.
     (3) Opinion of Counsel for Underwriters. The favorable opinion of Sidley Austin llp, counsel for the Underwriters, dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof.

     (4) Bring-down Comfort Letter. A letter from PricewaterhouseCoopers LLP, in form and substance satisfactory to the Representatives and dated such Option Closing Date, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Option Closing Date.
     (5) Opinion of LSLLC Counsel; Certificate of LSLLC. The favorable opinion of LSLLC Counsel, dated such Option Closing Date, to the same effect as the opinion required by Section 5(j) hereof , and a certificate, to the effect set forth in, and signed by the officers of LSLLC specified in, Section 5(j) hereof, except that the references in such certificate to the Closing Date should be changed to refer to such Option Closing Date.
     (m) Additional Documents. At Closing Date and at each Option Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement; and all proceedings taken by the Company and LSLLC in connection with the issuance and sale of the Securities as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.
     (n) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on an Option Closing Date which is after the Closing Date, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time on or prior to Closing Date or such Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7 and 8 hereof shall survive any such termination and remain in full force and effect.
     SECTION 6. Indemnification.
     (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:
     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in the Statutory Prospectus, any other preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company; and
     (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or in the Statutory Prospectus, any other preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).
     (b) Indemnification by LSLLC. LSLLC agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:
     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in the Statutory Prospectus, any other preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of LSLLC; and
     (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission (1) of any fact, circumstance or any other matter as of a date on or after the Spin Off Date (other than facts, circumstances and other matters specifically relating to LSLLC or any of its subsidiaries, the LSLLC Agreements or the Meiji Agreement), (2) in any financial statements or financial information contained in the Registration Statement (or any amendment thereto) or in the Statutory Prospectus, any other preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or (3) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or in the Statutory Prospectus, any other preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).
     (c) Indemnification by the Underwriters. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Statutory Prospectus, any other preliminary prospectus, any Issuer Free Writing Prospectus, or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or such amendment thereto) or the Statutory Prospectus, such other preliminary prospectus, such Issuer Free Writing Prospectus or the Prospectus (or such amendment or supplement thereto), as the case may be.
     (d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Counsel to the indemnified parties shall be selected as follows: counsel to the Underwriters and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Representatives; and, counsel to the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Underwriters and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
     (e) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) or Section 6(b)(ii), as the case may be, effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
     (f) Indemnification for Reserved Securities. In connection with the offer and sale of the Reserved Securities, the Company agrees, promptly upon a request in writing from the Representatives, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by any of the Underwriters as a result of the failure of any Reserved Security Offeree to pay for and accept delivery of Reserved Securities which such Reserved Security Offeree agreed (orally or in writing (including by email or any other form of electronic communication)) to purchase.
     SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and LSLLC on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and LSLLC on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
     The relative benefits received by the Company and LSLLC on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.
     The relative fault of the Company and LSLLC on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Company, LSLLC and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7, LSLLC shall not be required to contribute in respect to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto) or in the Statutory Prospectus, any other preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) (i) of any fact, circumstance or other matter as of a date on or after the Spin Off Date (other than facts, circumstances or other matters specifically relating to LSLLC or any of its subsidiaries, the LSLLC Agreements or the Meiji Agreement) or (ii) in any financial statements or financial information contained in the Registration Statement (or any amendment thereto) or in the Statutory Prospectus, any other preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).
     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Exhibit A hereto and not joint.
     SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or LSLLC submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or LSLLC, and shall survive delivery of the Securities to the Underwriters.
     SECTION 9. Termination of Agreement.
     (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time on or prior to Closing Date (and, if any Option Securities are to be purchased on an Option Closing Date which occurs after the Closing Date, the Representatives may terminate the obligations of the several Underwriters to purchase such Option Securities, by notice to the Company, at any time on or prior to such Option Closing Date) (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or any General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Market, or if trading generally on the American Stock Exchange or the NYSE or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.
     (b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 hereof shall survive such termination and remain in full force and effect.
     SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Date or an Option Closing Date to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:
     (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or
     (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Option Closing Date which occurs after the Closing Date, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities that were to have been purchased and sold on such Option Closing Date, shall terminate without liability on the part of any non-defaulting Underwriter.
     No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.
     In the event of any such default which does not result in a termination of this Agreement or, in the case of an Option Closing Date which is after the Closing Date, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, the Representatives shall have the right to postpone Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.
     SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives, Cowen and Company, LLC, 1221 Avenue of the Americas, New York, New York 10020, Attention of Graham Powis, Head of Equity Capital Markets (with a copy to the General Counsel); Wachovia Capital Markets, LLC, 375 Park Avenue, New York, New York 10152. Attention of Equity Syndicate; and notices to the Company shall be directed to it at 34931 S.E. Douglas Street, Suite 250, Snoqualmie, Washington 98065, Attention of Chief Executive Officer; and notices to LSLLC shall be directed to it at 34931 S.E. Douglas Street, Suite 200, Snoqualmie, Washington 98065, Attention of James Chen.
     SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and LSLLC and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and LSLLC and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and LSLLC and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
     SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS MAY OTHERWISE BE EXPRESSLY SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
     SECTION 14. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.
     SECTION 15. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:
     “Applicable Time” means ● (New York time) on October ●, 2006 or such other date or time as agreed by the Company and the Representatives.
     “Capital Stock” means any Common Stock, Series A Preferred Stock, Preferred Stock or other capital stock of the Company.
     “Commission” means the Securities and Exchange Commission.
     “Company Documents” means any contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, including, without limitation, all Subject Instruments.

     “EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.
     “Exclusive License Agreement” means the Exclusive License Agreement effective as of October 5, 2005 between LSC and the, including any amendments or supplements thereto Company.
     “Exempt Electronic Road Show” means any “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) and that, pursuant to Rule 433(d)(ii), is not required to be filed with the Commission.
     “GAAP” means generally accepted accounting principles.
     “Initial Registration Statement” means the Company’s registration statement on Form S-1 (Registration No. 333-133474), as amended (if applicable), at the time it became effective, including the Rule 430A Information. In addition, in the event that any Rule 430C Information is deemed, pursuant to Rule 430C, to be part of and included in the Initial Registration Statement, then the term “Initial Registration Statement” shall also include such Rule 430C Information from and after the time that such Rule 430C Information is deemed, pursuant to Rule 430C, to be part of and included in the Initial Registration Statement.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities (including, without limitation, any “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, any issuer free writing prospectus that is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all issuer free writing prospectuses that are listed in Exhibit H or Exhibit I hereto), in each case in the form furnished (electronically or otherwise) to the Underwriters for use in connection with the offering of the Securities or, in the case of any such “road show” that is a “written communication,” in the form made available to prospective investors in connection with the offering of the Securities.
     “Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by it being listed in Exhibit H hereto.
     “Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus or an Issuer Pricing Free Writing Prospectus.
     “Issuer Pricing Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being listed on Exhibit I hereto.
     “Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim or equity.
     “LSLLC” means, collectively, Light Sciences, LLC, a Washington limited liability company, and unless otherwise expressly stated or the context otherwise requires, its predecessors, including, without limitation, LSC and Light Sciences Limited Partnership, a Washington limited partnership.
     “LSLLC Agreements” means, collectively, the Exclusive License Agreement, the Sublicense Agreement, the Stock Option Agreement and the Sublease Agreement.
     “Master Lease” means, collectively, the sublease agreement dated September 9, 2002 between Great Plains Software O.C., Inc. and LSLLC and the Lease dated March 2, 2000 between Snoqualmie Ridge Cascade View LLC and Great Plains Software O.C., Inc.
     “Meiji Agreement” means the License and Supply Agreement dated April 28, 2000 among LSLLC, Nippon Petrochemicals Co., Ltd. (“NPC”) and Meiji Seika Kaisha, Ltd. (“Meiji,” and together with NPC, the “LS11 Licensors”), including any amendments or supplements thereto.
     “NASD” means the National Association of Securities Dealers, Inc.
     “NYSE” means the New York Stock Exchange.
     “Organizational Documents” means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.
     “Preferred Stock” means the Company’s preferred stock, par value $0.001 per share.
     “preliminary prospectus” means the Statutory Prospectus and any other prospectus used in connection with the offering of the Securities that was used before the Initial Registration Statement became effective, or that was used after such effectiveness and prior to the execution and delivery of this Agreement, or that omitted the Rule 430A Information or that was captioned “Subject to Completion.”
     “Registration Statement” means the Initial Registration Statement; provided that, if a Rule 462(b) Registration Statement is filed with the Commission, then the term “Registration Statement” shall also include such Rule 462(b) Registration Statement.
     “Repayment Event” means any event or condition which gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary of the Company.
     “Rule 164,” “Rule 172,” “Rule 173,” “Rule 405,” “Rule 424(b),” “Rule 430A,” “Rule 430C,” “Rule 433” and “Rule 462(b)” refer to such rules under the 1933 Act.

     “Rule 430A Information” means the information included in the Prospectus that was omitted from the Initial Registration Statement at the time it became effective but that is deemed to be a part of the Initial Registration Statement at the time it became effective pursuant to Rule 430A.
     “Rule 430C Information” means information, if any, deemed to be part of and included in the Initial Registration Statement pursuant to Rule 430C.
     “Rule 462(b) Registration Statement” means a registration statement filed by the Company pursuant to Rule 462(b) for the purpose of registering any of the Securities under the 1933 Act, including the Rule 430A Information.
     “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.
     “Series A Preferred Stock” means the Company’s Series A Convertible Preferred Stock, par value $0.001 per share.
     “Statutory Prospectus” means the preliminary prospectus dated September 7, 2006 in the form first furnished (electronically or otherwise) to the Underwriters for use in connection with the offering of the Securities.
     “Stock Option Agreement” means the Stock Option Administration Agreement dated as of June 23, 2006 between LSLLC and the Company, including any amendments or supplements thereto.
     “Subject Instruments” means the Shareholder Documents, the LSLLC Agreements, the Meiji Agreement and all other instruments, agreements and documents filed as exhibits to the Registration Statement pursuant to Rule 601(b)(10) of Regulation S-K of the Commission; provided that if any instrument, agreement or other document filed as an exhibit to the Registration Statement as aforesaid has been redacted or if any portion thereof has been deleted or is otherwise not included as part of such exhibit (whether pursuant to a request for confidential treatment or otherwise), the term “Subject Instruments” shall nonetheless mean such instrument, agreement or other document, as the case may be, in its entirety, including any portions thereof which shall have been so redacted, deleted or otherwise not filed.
     “Sublease Agreement” means the Sublease Agreement effective as of October 6, 2005 between LSLLC and the Company, including any amendments or supplements thereto, including any amendments or supplements thereto.
     “Sublicense Agreement” means the Sublicense Agreement effective as of October 5, 2005 between LSLLC and the Company, including any amendments or supplements thereto.
     “1933 Act” means the Securities Act of 1933, as amended.
     “1933 Act Regulations” means the rules and regulations of the Commission under the 1933 Act.

     “1934 Act” means the Securities Exchange Act of 1934, as amended.
     “1934 Act Regulations” means the rules and regulations of the Commission under the 1934 Act.
     “1940 Act” means the Investment Company Act of 1940, as amended.
     All references in this Agreement to the Registration Statement, the Initial Registration Statement, any Rule 462(b) Registration Statement, the Statutory Prospectus, any other preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in the Agreement to “supplements” to the Statutory Prospectus, any other preliminary prospectus or the Prospectus shall include, without limitation, any supplement, “wrapper” or similar materials prepared in connection with any offering or private placement of any Securities by the Underwriters outside of the United States.
     SECTION 16. Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter, severally and not jointly, represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Representatives or by the Company and by the Representatives, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectus, if any, listed on Exhibits H or I hereto are Permitted Free Writing Prospectuses.
     SECTION 17. Absence of Fiduciary Relationship. The Company and LSLLC acknowledge and agree that:
     (a) Each of the Underwriters is acting solely as an underwriter in connection with the public offering of the Securities and no fiduciary, advisory or agency relationship between the Company or LSLLC, on the one hand, and any of the Underwriters, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not any of the Underwriters have advised or is advising the Company or LSLLC on other matters and none of the Underwriters has any obligation to the Company or LSLLC with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

     (b) the public offering price of the Securities and the price to be paid by the Underwriters for the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Representatives;
     (c) each is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;
     (d) in connection with each transaction contemplated by this Agreement and the process leading to such transactions, each Underwriter is and has been acting solely as principal and not as fiduciary, advisor or agent of the Company or LSLLC or any of their respective affiliates, shareholders (or other equity holders), creditors or employees or any other party;
     (e) none of the Underwriters has provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and the Company or LSLLC, as the case may be, has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;
     (f) each is aware that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and LSLLC and that none of the Underwriters has any obligation to disclose such interests and transactions to the Company or LSLLC by virtue of any fiduciary, advisory or agency relationship; and
     (g) each waives, to the fullest extent permitted by law, any claims it may have against any of the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Underwriters shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or any of its shareholders, employees or creditors.
[Signature Page Follows]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and LSLLC a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company and LSLLC in accordance with its terms.

Very truly yours,

LIGHT SCIENCES ONCOLOGY, INC.

By

Name:
Title:

LIGHT SCIENCES, LLC

By

Name:
Title:
CONFIRMED AND ACCEPTED, as of the date first
above written:
COWEN AND COMPANY, LLC

By

Authorized Signatory
WACHOVIA CAPITAL MARKETS, LLC

By

Authorized Signatory
For themselves and as Representative of the Underwriters named in Exhibit A hereto.

EXHIBIT A

Number of
Initial
Name of Underwriter	Securities
Cowen and Company, LLC
Wachovia Capital Markets, LLC
Jefferies & Company, Inc
Thomas Weisel Partners LLC

Total

A-1

EXHIBIT B
LIST OF DIRECTORS AND OFFICERS
Dr. Llew Keltner
Dr. M. Jay Winship
Robert M. Littauer
Dr. Sy-Shi Wang
S. Erik Hagstrom
Dr. Jeff Himawan
Martin Olin Andersen
Ulrik Spork
Craig S. Taylor
Craig M. Watjen
Richard K. Whitney

B-1

EXHIBIT C
FORM OF LOCK-UP AGREEMENT
Light Sciences Oncology, Inc.
Public Offering of Common Stock
Dated as of                     , 2006
Cowen and Company, LLC
1221 Avenue of the Americas
New York, NY 10020
Wachovia Capital Markets, LLC
375 Park Avenue
New York, New York 10152
As Representatives of the several Underwriters
Ladies and Gentlemen:
     This agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) between Light Sciences Oncology, Inc., a Washington corporation (the “Company”), Cowen and Company, LLC (“Cowen”) and Wachovia Capital Markets, LLC (“Wachovia”), as representatives of a group of underwriters (the “Underwriters”) to be named therein, and the other parties thereto (if any), relating to a proposed underwritten public offering of common stock (the “Common Stock”) of the Company.
     In order to induce you and the other Underwriters to enter into the Underwriting Agreement, and in light of the benefits that the offering of the Common Stock will confer upon the undersigned in its capacity as a securityholder and/or an officer, director or employee of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during the period beginning on and including the date of the Underwriting Agreement through and including the date that is the 180th day after the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Cowen and Wachovia, directly or indirectly:
     (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock, any shares of the Company’s preferred stock or other capital stock (collectively, “Capital Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or

     (ii) file or cause the filing of any registration statement under the Securities Act of 1933, as amended (the “1933 Act”), with respect to any shares of Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other Capital Stock, other than any registration statement filed to register shares of Common Stock to be sold to the Underwriters pursuant to the Underwriting Agreement, or
     (iii) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other Capital Stock, whether any transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of Common Stock, other Capital Stock, other securities, in cash or otherwise. Moreover, if:
(1)	during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or

(2)	prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the Lock-Up Period shall be extended and the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the occurrence of the material news or material event, as the case may be, unless Cowen and Wachovia waive, in writing, such extension.
     The restrictions set forth in the immediately preceding paragraph shall not apply to:
     (1) if the undersigned is a natural person, any transfers made by the undersigned (a) as a bona fide gift to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, (b) by will or intestate succession upon the death of the undersigned or (c) as a bona fide gift to a charity or educational institution,
     (2) if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfers to any shareholder, partner or member of, or owner of a similar equity interest in, the undersigned, as the case may be, if, in any such case, such transfer is not for value, and
     (3) if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfer made by the undersigned (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this agreement or (b) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate (as defined below) of the undersigned and such transfer is not for value;
provided, however, that in the case of any transfer described in clause (1), (2) or (3) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to Cowen and Wachovia, acting on behalf of the Underwriters, not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to Cowen and Wachovia, and (B) if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended, reporting a reduction in beneficial ownership of shares of Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock during the Lock-Up Period (as the same may be extended as described above), the undersigned shall include a statement in such report to the effect that, in the case of any transfer pursuant to clause (1) above, such transfer is being made as a gift or by will or intestate succession or, in the case of any transfer pursuant to clause (2) above, such transfer is being made to a shareholder, partner or member of, or owner of a similar equity interest in, the undersigned and is not a transfer for value or, in the case of any transfer pursuant to clause (3) above, such transfer is being made either (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets or (b) to another corporation, partnership, limited liability company or other business entity that is an affiliate of the undersigned and such transfer is not for value. For purposes of this paragraph, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933.
     The undersigned further agrees that (i) it will not, during the Lock-Up Period (as the same may be extended as described above), make any demand or request for or exercise any right with respect to the registration under the 1933 Act of any shares of Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock, and (ii) the Company may, with respect to any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period (as the same may be extended as described above).
     In addition, the undersigned hereby waives any and all notice requirements and rights with respect to the registration of any securities pursuant to any agreement, instrument, understanding or otherwise, including any registration rights agreement or similar agreement, to which the undersigned is a party or under which the undersigned is entitled to any right or benefit and any tag-along rights, co-sale rights or other rights to have any securities included in the offering contemplated by the Underwriting Agreement or sold in connection with the sale of

Common Stock pursuant to the Underwriting Agreement, provided that such waiver shall apply only to the public offering of Common Stock pursuant to the Underwriting Agreement and each registration statement filed under the 1933 Act in connection therewith.
     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
     If the Underwriting Agreement is not executed by the parties thereto prior to December 31, 2006, this agreement shall automatically terminate and become null and void.
     The undersigned acknowledges and agrees that whether or not any public offering of Common Stock actually occurs depends on a number of factors, including market conditions.
[Signature Page Immediately Follows]

     IN WITNESS WHEREOF, the undersigned has executed and delivered this agreement as of the date first set forth above.

Yours very truly,

Print Name:

EXHIBIT D
FORM OF OPINION OF COMPANY COUNSEL
     (1) The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Washington.
     (2) The Company has all necessary corporate power and corporate authority to own and lease its properties and to conduct its business as described in the Registration Statement, each General Disclosure Package and the Prospectus and to enter into and perform its obligations under the Underwriting Agreement and the LSLLC Agreements.
     (3) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.
     (4) To our knowledge, the Company does not have any subsidiaries.
     (5) The authorized, issued and outstanding capital stock of the Company is as set forth in the column entitled “Pro Forma” and in the corresponding line items under the caption “Capitalization” in the Statutory Prospectus and the Prospectus (except for subsequent issuances, if any, pursuant to the Underwriting Agreement, pursuant to the Company’s 2005 Equity Incentive Plan referred to in the Statutory Prospectus and the Prospectus or pursuant to the exercise of options or warrants referred to in the Statutory Prospectus and the Prospectus). The shares of issued and outstanding Capital Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of Capital Stock, options or warrants of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person arising under the charter or bylaws of the Company, the laws of the State of Washington or any Subject Instrument.
     (6) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.
     (7) (A) The Securities have been duly authorized by the Company for issuance and sale to the Underwriters pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth in the Underwriting Agreement, will be validly issued, fully paid and non-assessable; and (B) no holder of the Securities is or will be subject to personal liability solely by reason of being such a holder under the charter or by-laws of the Company or the laws of the State of Washington.
     (8) The issuance and sale of the Securities pursuant to the Underwriting Agreement is not subject to any preemptive rights, rights of first refusal or other similar rights of (x) any securityholder of the Company or any other person arising under the charter or bylaws of the

Company or the laws of the State of Washington or (y) any securityholder of the Company arising under any Subject Instrument.
     (9) The Initial Registration Statement has been declared effective, and any Rule 462(b) Registration Statement has become effective, under the 1933 Act; the Prospectus has been filed pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d); and, to our knowledge, no stop order suspending the effectiveness of the Initial Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.
     (10) The Initial Registration Statement and any amendments thereto and any Rule 462(b) Registration Statement, as of their respective effective dates, and the Prospectus and any amendments or supplements thereto, as of their respective dates (in each case other than the financial statements and schedules and other financial or statistical data included therein or omitted therefrom, as to which we have not been called upon to express an opinion), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.
     (11) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable requirements of the laws of the State of Washington, with any applicable requirements of the charter and by-laws of the Company.
     (12) To our knowledge, except as otherwise disclosed in the Registration Statement, each General Disclosure Package and the Prospectus, there is not pending or threatened any action, suit, proceeding, inquiry or investigation to which the Company is a party, or to which the property of the Company is subject, before or brought by any court or governmental agency or body which might reasonably be expected to result in a Material Adverse Effect or which might reasonably be expected to materially and adversely affect the properties or assets of the Company or the consummation of the transactions contemplated in the Underwriting Agreement or the performance by the Company of its obligations thereunder.
     (13) The information in the Statutory Prospectus and the Prospectus under the captions “Risk Factors—Light Sciences Corporation has licensed to us all of the patents and most of the patent applications and other intellectual property that are critical to our business. Any events or circumstances that result in the termination or limitation of our rights under any of the agreements between us and Light Sciences Corporation, or under Light Sciences Corporation’s license to use talaporfin sodium, could have a material adverse effect on our business,” “Risk Factors—Following this offering, a substantial number of our shares of common stock will become available for sale in the public market, which may cause the market price of our stock to decline,” “Risk Factors—Antitakeover provisions of Washington law, our articles of incorporation and our bylaws may prevent or delay an acquisition of us that shareholders may consider favorable or may prevent or delay attempts to replace or remove our management that could be beneficial to our shareholders,” “Business—Technology In-Licenses and Other Agreements,” “Business—Legal Proceedings,” “Management—Board Committees and

Corporate Governance,” “Management—Employment Agreements, Termination of Employment and Change-in-Control Arrangements,” “Management—Incentive Plans,” “Management—Limitations on Liability and Indemnification,” “Description of Capital Stock,” “Shares Eligible for Future Sale,” and “U.S. Federal Tax Considerations for Non-U.S. Holders,” and the information in the Registration Statement under Items 14 and 15, in each case to the extent that it constitutes summaries of legal matters, summaries of provisions of the Company’s charter or bylaws, Subject Instruments or any other documents, instruments or agreements referred to therein, or summaries of legal proceedings referred to therein, has been reviewed by us and is accurate in all material respects.
     (14) (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, (B) no authorization, approval, vote or other consent of any shareholder (including, without limitation, any holder of Preferred Stock) of the Company, and (C) no waiver or consent under any Subject Instrument, is necessary or required in connection with the authorization, execution, delivery or performance of the Underwriting Agreement, for the offering, issuance, sale or delivery of the Securities, or for the consummation of any of the other transactions contemplated by the Underwriting Agreement, in each case on the terms contemplated by the Registration Statement, the General Disclosure Packages and the Prospectus, except (A) such as have been already obtained under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations or from the shareholders of the Company or (B) such as may be required under state or foreign securities or “blue sky” laws or by the National Association of Securities Dealers, Inc., as to which we express no opinion.
     (15) The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions contemplated in the Underwriting Agreement, the Registration Statement, the General Disclosure Packages and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Statutory Prospectus and the Prospectus under the caption “Use Of Proceeds”) and compliance by the Company with its obligations under the Underwriting Agreement, do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Company pursuant to, (x) any Subject Instrument or (y) to our knowledge, any other Company Document, except (solely in the case of Company Documents other than Subject Instruments) for such conflicts, breaches, defaults or Liens that would not have a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court having jurisdiction over the Company or any of its properties, assets or operations.
     (16) The Company is not and, immediately after giving effect to the issuance and sale of the Securities and the application of the net proceeds therefrom as described in the Statutory Prospectus and the Prospectus, will not be an “investment company,” as such term is defined in the 1940 Act.
     (17) There are no securityholders of the Company with co-sale rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by the

Underwriting Agreement or sold in connection with the sale of the Securities by the Company pursuant to the Underwriting Agreement under any of the Shareholder Documents or the Company’s charter or by laws (except such rights as have been validly waived).
     In the course of our participation, as counsel to the Company, in the preparation of the Initial Registration Statement, any Rule 462(b) Registration Statement, the General Disclosure Packages and the Prospectus and any amendments or supplements thereto, we have examined information available to us, including legal records, documents and proceedings, and have attended conferences with, among others, representatives of the Underwriters, officers and other representatives of the Company and the independent auditors for the Company, at which conferences the contents of the Initial Registration Statement, any Rule 462(b) Registration Statement, the General Disclosure Packages and the Prospectus and any amendments or supplements thereto were discussed. Without undertaking to determine independently or assuming any responsibility for the accuracy, completeness or fairness of the statements contained in these documents (except to the extent set forth in paragraphs (5) and (13) above), nothing has come to our attention that would lead us to believe that:
     (a) the Initial Registration Statement or any amendment thereto, at the time the Initial Registration Statement or any such amendment became effective, or any Rule 462(b) Registration Statement, at the time such Rule 462(b) Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or
     (b) either General Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading, or
     (c) the Prospectus or any amendment or supplement thereto, as of the date of the Prospectus, as of the date of any such amendment or supplement or on the date of this letter, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except in each case that we make no statement and express no belief with respect to financial statements and schedules and other financial or statistical data included in or omitted from the Initial Registration Statement, any Rule 462(b) Registration Statement, any General Disclosure Package or the Prospectus or any amendment or supplement thereto.
     In the event that such opinion shall define the term “Registration Statement,” “Initial Registration Statement,” “Rule 462(b) Registration Statement,” “Statutory Prospectus,” “Prospectus” or “Issuer Free Writing Prospectus” (rather than indicating that such terms, as used in such opinion, have the respective meanings given thereto in the Underwriting Agreement), such opinion shall define the terms “Registration Statement,” “Initial Registration Statement” and “Rule 462(b) Registration Statement” to include the Rule 430A Information and any Rule 430C Information, shall define the term “Statutory Prospectus” as the Statutory Prospectus in the form furnished to the Underwriters for use in connection with the offering of the Securities, shall define the term “Prospectus” as the Prospectus in the form furnished to the Underwriters for use in connection with the offering of the Securities and shall define “Issuer Free Writing Prospectus” (or any similar term) as the Issuer Free Writing Prospectus in the form furnished to the Underwriters for use in connection with the offering of the Securities.
     In rendering such opinion, Company Counsel shall state that such opinion covers matters arising under the laws of the State of Washington and the federal laws of the United States of America. In rendering such opinion, Company Counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall state that, insofar as such opinion relates to any agreement or instrument that by its express terms is governed by any law other than the laws of the State of Washington or the federal laws of the United States of America, such counsel has assumed that the laws of such other jurisdiction are, to the extent relevant to such opinion, identical to the laws of the State of Washington. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

EXHIBIT E
FORM OF OPINION OF SPECIAL INTELLECTUAL PROPERTY COUNSEL
     (1) Based on the information brought to our attention by the Company, Light Sciences LLC and the inventors (the “Inventors”) of the inventions claimed in the Core Patents, to our knowledge, all information material to the patentability of such inventions known to the Inventors, the Company or Light Sciences LLC which is required to be disclosed has been disclosed to the U.S. Patent and Trademark Office (the “USPTO”) in accordance with 37 C.F.R. Section 1.56; to our knowledge, all information submitted to the USPTO with respect to the Core Patents, and the prosecution thereof, was and is accurate; and to our knowledge, none of the Inventors, the Company or Light Sciences LLC made any misrepresentation or concealed any material information from the USPTO in any of the Core Patents, or in connection with the prosecution thereof, in violation of 37 C.F.R. Section 1.56.
     (2) We are not aware of any basis that is reasonably likely to result in a finding that the Company and/or Light Sciences LLC are not listed in the records of the USPTO as the owner of record of the Core Patents described in the Statutory Prospectus or the Prospectus as being owned by the Company and/or Light Sciences LLC, and we have no knowledge of any facts which form a basis for a finding of unenforceability or invalidity of any Core Patents.
     (3) To our knowledge, there are no legal or governmental proceedings pending (other than proceedings before the USPTO for the pending applications) relating to the Core Patents to which the Company or Light Sciences LLC is a party and, to our knowledge, no such proceedings have been threatened or are contemplated by governmental authorities or others.
     (4) The statements in the Registration Statement, the Statutory Prospectus and the Prospectus under the captions “Risk Factors—Our success depends on the protection of our intellectual property rights, particularly the patents that have been licensed and sublicensed to us, and our failure to secure these rights would materially harm our business,” “Risk Factors—The patent covering the chemical composition of talaporfin sodium has expired in the United States and most foreign countries and we will therefore have to seek to protect our product candidates through a combination of patents on other aspects of our technology, trade secrets and through other non-patent methods, which may not prove to be effective,” “Risk Factors—Patent applications may not result in issued patents, and our competitors may commercialize the discoveries we attempt to patent,” “Risk Factors—Third parties may infringe our patents or challenge their validity or enforceability,” “Risk Factors—Issued patents may not provide us with any competitive advantage or provide meaningful protection against competitors,” “Risk Factors—Litigation or other proceedings relating to patent and other intellectual property rights could result in substantial costs and liabilities and prevent us from commercializing our product candidates,” “Risk Factors—We do not have patent protection in certain countries and we may not be able to effectively enforce our intellectual property rights in certain countries, which could significantly erode the market for our product candidates,” and “Business—Patents and Proprietary Rights,” to the extent they relate to the Core Patents or patent law (collectively, the “Intellectual Property Portions”), constitute an accurate summary of the matters referred to therein in all material respects.

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     (5) We are not aware of any valid U.S. patent that is or would be infringed by the activities of the Company described in the Statutory Prospectus and the Prospectus relating to products that embody the inventions of the Core Patents currently or proposed to be manufactured, used or sold by the Company including, without limitation, the Litx system described in the Statutory Prospectus and the Prospectus.
II.
     In the course of our assistance in the preparation of the Intellectual Property Portions, we have participated in conferences with officers and other representatives of the Company, the Underwriters, other counsel to the Company and counsel to the Underwriters at which the contents of the Intellectual Property Portions were discussed, and although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements in the Intellectual Property Portions and have made no independent check or verification thereof (except to the extent provided in paragraph 4 above), on the basis of the foregoing and the information that was disclosed to us no facts have come to our attention that would lead us to believe that (A) the Intellectual Property Portions of the Initial Registration Statement or any amendment thereto, at the time the Initial Registration Statement or any such amendment became effective, or of any Rule 462(b) Registration Statement, at the time such Rule 462(b) Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) the Intellectual Property Portions of any General Disclosure Package, as of the Applicable Time, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (C) the Intellectual Property Portions of the Prospectus or any amendment or supplement thereto, as of the date of the Prospectus, as of the date of any such amendment or supplement or on the date of this letter, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     In rendering such opinion, such counsel shall state that such opinion covers matters arising under the federal laws of the United States of America. In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

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EXHIBIT F
FORM OF OPINION OF LSLLC COUNSEL
     (1) LSLLC has been duly formed and is validly existing as a limited liability company under the laws of the State of Washington (there being no concept of “good standing” for limited liability companies under the laws of the State of Washington).
     (2) LSLLC has power and authority to enter into and perform its obligations under the Underwriting Agreement, the LSLLC Lock-Up Agreement, the LSLLC Agreements and the Meiji Agreement.
     (3) Effective on June 30, 2006, LSC was merged with and into LSLLC, with LSLLC being the surviving corporation (the “LSC Merger”). The LSC Merger was consummated in accordance with the laws of the State of Washington and all consents, approvals, waivers and amendments necessary to effect the LSC Merger were obtained on or prior to June 30, 2006. As a result of the LSC Merger and by operation of law, LSLLC has succeeded to and assumed all rights, agreements, liabilities and obligations of LSC, including, without limitation, all of LSC’s rights, agreements, liabilities, and obligations under the LSLLC Agreements and the Meiji Agreements, and, without limitation to the foregoing, all right, title and interest in and to all real, personal and intangible property owned by LSC was vested in LSLLC by operation of law, effective as of the date of the LSC Merger. LSC was duly organized and, as of the effective time of the LSC Merger, was validly existing as a corporation under the laws of the State of Washington and had power and authority to enter into and perform its obligations under the LSLLC Agreements and the Meiji Agreement.
     (4) Each of the Underwriting Agreement and the LSLLC Lock-Up Agreement has been duly authorized, executed and delivered by LSLLC.
     (5) To our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation to which LSLLC or any of its subsidiaries is a party, or to which the property of LSLLC or any of its subsidiaries is subject, before or brought by any court or governmental agency or body which might reasonably be expected to result in a Material Adverse Effect or which might reasonably be expected to materially and adversely affect the properties or assets of LSLLC or any of its subsidiaries or the consummation of the transactions contemplated in the Underwriting Agreement or the performance by LSLLC of its obligations under the Underwriting Agreement, the LSLLC Lock-Up Agreement, the LSLLC Agreements or the Meiji Agreement.
     (6) (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, (B) no authorization, approval, vote or other consent of any holder of any limited liability company interests in or capital stock or other securities of LSC or LSLLC or any creditor of LSC or LSLLC, (C) no waiver or consent under any LSLLC Agreement or the Meiji Agreement, and (D) to our knowledge, no authorization, approval, vote or other consent of any other person or entity, (x) was necessary for the LSC Merger (except such as were obtained as and when required) or (y) is necessary or required in connection with the authorization, execution, delivery or performance by LSLLC of the Underwriting Agreement, the LSLLC Lock-Up Agreement, the LSLLC Agreements or the Meiji Agreement, or for the consummation by LSLLC of any of the transactions contemplated by the Underwriting Agreement, the LSLLC Agreements or the Meiji Agreement.
     (7) The consummation of the LSC Merger did not, and the execution, delivery and performance of the Underwriting Agreement and the LSLLC Lock-Up Agreement and the consummation of the transactions contemplated in the Underwriting Agreement by LSLLC and compliance by LSLLC with its obligations under the Underwriting Agreement, the LSLLC Lock-Up Agreement, the LSLLC Agreements and the Meiji Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of LSLLC or any of its subsidiaries pursuant to, (x) any LSLLC Agreement or the Meiji Agreement or (y) to our knowledge, any other instrument or agreement to which LSLLC is a party or by which LSLLC is bound, except (solely in the case of instruments and agreements referred to in clause (y) of this paragraph) for such conflicts, breaches, defaults or Liens that would not have a Material Adverse Effect, nor did or will such action result in any violation of the provisions of the Organizational Documents of LSLLC or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court having jurisdiction over LSLLC or any of its subsidiaries or any of their respective properties, assets or operations.
     (8) LSLLC is not, and upon the issuance and sale by the Company of the Securities as contemplated in the Underwriting Agreement and receipt and investment of the proceeds therefrom, LSLLC will not be, an “investment company” as defined in the 1940 Act.
     (9) Each of the LSLLC Agreements and the Meiji Agreement was duly authorized, executed and delivered by LSLLC or its predecessor LSC and is a valid and binding agreement of LSLLC, enforceable against LSLLC in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.
     In rendering such opinion, LSLLC Counsel shall state that such opinion covers matters arising under the laws of the State of Washington and the federal laws of the United States of America. In rendering such opinion, LSLLC Counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of LSLLC and public officials. Such opinion shall state that, insofar as such opinion relates to the Meiji Agreement or any other agreement or instrument that by its terms is governed by any law other than the laws of the State of Washington or the federal laws of the United States of America, such counsel has assumed that the laws of such other jurisdiction are, in all respects relevant to such opinion, identical to the laws of the State of Washington. Such opinion may state that references therein to “subsidiaries” of LSLLC exclude the Company. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991). In the event that such opinion shall contain a definition of LSLLC counsel’s “knowledge” or other similar definition, such definition shall refer to the knowledge of those attorneys who have given substantive attention to any matters relating to LSLLC or its predecessor LSC.

EXHIBIT G
PRICE-RELATED INFORMATION
Issuer: Light Sciences Oncology, Inc.
Shares offered:                      primary shares
Public offering price: $                     per share
Estimated price range: $14.00 to $16.00
Overallotment option:                      primary shares
Shares outstanding post-offering:                      shares (excluding over-allotment option)
Underwriting discounts and commissions: $                     per share
Proceeds, before expenses to the Issuer: $                     per share
Trade date:
Settlement date:

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EXHIBIT H
ISSUER GENERAL USE FREE WRITING PROSPECTUSES
None.

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EXHIBIT I
ISSUER PRICING FREE WRITING PROSPECTUSES
None.

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